EXHIBIT 21

FIRST NATIONAL OF NEBRASKA, INC.

State or Other Jurisdiction of
Incorporation or Organization
First National Bank of Omaha	United States (pursuant to the National Bank Act)
Wholly-owned subsidiaries:
First National Equipment Financing, Inc.	Nebraska
SPC, Inc. (doing business as First of Omaha
Merchant Processing)	Nebraska
FIS, Inc.	Nebraska
First National of Nebraska Community
Development Corporation	Nebraska
Cornerstone Mortgage Company	Texas
Majority-owned subsidiary:
Alternative Borrowing Systems, L.L.C.	Nebraska
First National Bank (doing business as
First National Bank of Alliance-Chadron-
Gering-North Platte-Scottsbluff)	United States (pursuant to the National Bank Act)
First National Bank and Trust Company of
Columbus	United States (pursuant to the National Bank Act)
Platte Valley State Bank & Trust Company	Nebraska (state-chartered Federal Reserve Member bank)
The Fremont National Bank and Trust Company	United States (pursuant to the National Bank Act)
Wholly-owned subsidiary:
Nebraska Trust Company, National Association	United States (pursuant to the National Bank Act)
First National of Colorado, Inc.	Delaware
Wholly-owned subsidiaries:
First National Bank (Fort Collins, Colorado)	United States (pursuant to the National Bank Act)
Union Colony Bank (Greeley, Colorado)	Colorado (state-chartered Federal Reserve Member bank)
First National Bank of Colorado (Boulder, Colorado)	United States (pursuant to the National Bank Act)
Professional Career Services, Inc.	Colorado
FNC Trust Group, National Association	United States (pursuant to the National Bank Act)
First National Bank of Kansas	United States (pursuant to the National Bank Act)
First National Bank South Dakota	United States (pursuant to the National Bank Act)
First National Credit Corporation	Nebraska
InfiCorp Holdings, Inc.	Delaware
Wholly-owned subsidiaries:
InfiStar Corporation	Delaware
InfiBank	Georgia (state-chartered credit card bank)
InfiLink Corporation	Delaware
MCV Acceptance Corporation	Nebraska
Credit Card Finance Corporation	Nebraska
Data Management Products, Inc.	Nebraska
Platinum Recovery Solutions, Inc.	Nebraska
First National Services Corporation	Nebraska
Whitetail Finance Company	Nebraska

EXHIBIT 21

FIRST NATIONAL OF NEBRASKA, INC.

(continued)

State or Other Jurisdiction of
Incorporation or Organization

First Technology Solutions, Inc.	Nebraska
Insync Investments, Ltd. (doing business as First
National Information Solutions, Inc.)	Nebraska
Wholly-owned subsidiaries:
Path Technology Group, Inc. (doing business
as First National Information Solutions, Inc.)	Iowa
Mountain States Micrographics, Inc. (doing business
as First National Information Solutions, Inc.)	Colorado
First National Buildings, Inc.	Nebraska
Majority-owned subsidiaries:
First State Reinsurance Company, Ltd.	Nevis, West Indies
First Affinity Reinsurance Company, Ltd.	Nevis, West Indies
First Premium Reinsurance Company, Ltd.	Nevis, West Indies
First Standard Reinsurance Company, Ltd.	Nevis, West Indies
First Agent Reinsurance Company, Ltd.	Nevis, West Indies